Exhibit 99.3

AMENDED AND RESTATED

MONITORING AGREEMENT

THIS AMENDED AND RESTATED MONITORING AGREEMENT (this “Agreement”) is made and entered into as of March 8, 2005 between Franklin Covey Co., a Utah corporation (the “Company”), and Hampstead Interests, LP, a Texas limited partnership (“HI”).

A.  Knowledge Capital Investment Group, a Texas general partnership related to HI (“Purchaser”), has entered into that certain Preferred Stock Amendment and Warrant Issuance Agreement dated November 29, 2004, between Purchaser and the Company (as amended from time to time, the “Amendment Agreement”);

B.  HI, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the areas of management, finance, strategy, investment and acquisitions relating to the business of the Company;

C.  The Company, to avail itself of the expertise of HI in the aforesaid areas, entered into a Monitoring Agreement dated as of June 2, 1999 with HI (the “Prior Monitoring Agreement”);

D.  The Prior Monitoring Agreement may be amended by a writing signed by both parties thereto; and

E.  Pursuant to the Amendment Agreement, the parties desire to amend and restate the Prior Monitoring Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and HI hereby agree that the Prior Monitoring Agreement is terminated and is superceded and replaced in its entirety by this Agreement, and the parties further agree as follows:

1.  Monitoring Services.

(a)  HI will use reasonable efforts to advise and assist the Company in connection with the development of its strategic plan, including acquisitions, divestitures, new development and financing matters. The precise nature of the services to be performed hereunder by HI will be determined from time to time by the mutual agreement of HI and the Company. The Company hereby acknowledges that the persons performing the foregoing services are full-time employees of HI or other entities and will not be expected to devote substantially all of their efforts to the Company but rather only so much of their efforts as, from time to time, HI determines in its sole discretion to be appropriate in the circumstances.

(b)  HI and the individuals acting on its behalf that are actually providing the services contemplated hereby will be independent contractors, rather than employees or agents, and will have only such authority as is incident to the discharge of the duties herein contemplated or specifically authorized from time to time by the Board of Directors of the Company (the “Board”).

2.  Consideration.

(a)  In consideration of the services to be provided by HI, the Company will pay to HI a quarterly monitoring fee equal to (x) $100,000 multiplied by (y) a fraction, the numerator of which is the number of shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) held by Purchaser as of the last day of the preceding fiscal quarter and the denominator of which is 3,311,438 (the “Initial Purchaser Shares”), giving effect to any stock split, stock dividend or similar event, payable during the term of this Agreement on the first day of each fiscal quarter of the Company (the “Fee”).

(b)     HI’s rights under this Section 2 will not be subject to offset or reduction by reason of any obligation of the Company or any of its affiliates to pay any other financial advisory fee or other compensation to any other person or entity, including without limitation any entity affiliated with HI, and will not limit such other rights and obligations to which the Company and HI or their respective affiliates may from time to time agree in the future.

3.  Reimbursements. In addition to the Fee, the Company will pay directly or reimburse HI for its Out-of-Pocket Expenses. Promptly following the Company’s request therefor, HI will provide written substantiation in reasonable detail relating to any Out-of-Pocket Expenses to be paid or reimbursed by the Company pursuant to this Agreement. For purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable out-of-pocket costs and expenses for travel that are actually and reasonably incurred by HI or its affiliates in connection with the services rendered hereunder. All reimbursements for Out-of-Pocket Expenses will be made promptly upon or as soon as practicable after presentation by HI to the Company of a written statement therefor.

4.  Indemnification.

(a)  The Company will indemnify and hold harmless HI, its affiliates, including without limitation Purchaser, and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, whether joint or several (the “Indemnifiable Losses”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of HI pursuant to, and the performance by HI of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company directly, derivatively or otherwise, including without limitation any action, suit, proceeding or investigation arising out of any action or failure to take action by the Company or any of its subsidiaries, whether or not based on a theory of primary or secondary liability, and will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of this sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, provided, that, subject to the following sentence, the Company, upon execution of a written undertaking reasonably satisfactory to HI confirming the Company’s indemnity obligations hereunder (without any reservation of rights) and expressly releasing all Indemnified Parties from any and all liability related to the matter in question (such undertaking, an “Indemnity Undertaking”), will be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim, suit, investigation or proceeding in which both the Company and/or one or more of its subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party will have the right to employ separate counsel at the expense of the Company and to control its own defense of such action, suit, claim, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby, (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding. Provided the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party may settle or compromise any claim subject to indemnification hereunder without the consent of the Company, provided, that prior thereto such Indemnified Party has been furnished with an Indemnity Undertaking.

(b)  If any indemnification sought by any Indemnified Party pursuant to this Section is unavailable for any reason or is insufficient to hold the Indemnified Party harmless against any Indemnifiable Losses referred to herein, then the Company will contribute to the Indemnifiable Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and HI, on the other hand, in connection with the transactions which gave rise to such Indemnifiable Losses or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and HI, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by the Indemnified Parties to all Indemnifiable Losses with respect to which contribution is available hereunder will not exceed the Fees paid through the date on which (or, if more than one date, the last date on which) the conduct occurred that gave rise to the Indemnifiable Loss.

(c)  Notwithstanding any other provision hereof, none of HI nor any employee, officer, director or other related person or entity will have any liability or obligation by reason of this Agreement for performance or nonperformance of services contemplated hereby except and solely to the extent that it is judicially determined by a court of competent jurisdiction that such person intentionally breached or caused to be breached a material provision of this Agreement. The parties hereto hereby expressly disclaim any liability or obligation of HI and its affiliates or any of their respective employees, officers, directors and other related persons or entities for actual or alleged negligence of any character in connection with the services contemplated by this Agreement.

(d)  The provisions of this Section 4 will be in addition to and in no manner limit or otherwise affect any other right that HI or any other Indemnified Party may have, whether by contract, or arising as a matter of law or the constituent documents of any other entity.

5.  Term. This Agreement will become effective on the date first written above and will continue until such date on which Purchaser and its affiliates together own less than 880,000 of the Initial Purchaser Shares, giving effect to any stock split, stock dividend or similar event. Notwithstanding any other provision hereof, HI may terminate its obligations under Section 1 with or without cause on 60 calendar days prior written notice to the Company. The termination or expiration of the term of this Agreement (i) will not affect HI’s rights under Sections 3 or 4 hereof (which will survive any termination or expiration of this Agreement) and (ii) will terminate HI’s rights under Section 2 hereof (except that for the period during which such expiration or termination occurs the quarterly fee will be prorated based on the number of days in such quarter prior to such termination or expiration divided by 90).

6.  Miscellaneous.

(a)  No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, Federal Express or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:

If to HI:	Hampstead Interests, LP
3232 McKinney Avenue
Suite 890
Dallas, Texas 75204
Attention: Donald J. McNamara
Fax: (214) 220-4924

If to the Company:	Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, UT 84119-2311
Attention: Val J. Christensen
Fax: (801) 817-8723

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by facsimile, and (ii) one business day after being sent by Federal Express or other overnight courier.

(c)  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. The provisions of Section 4 shall inure to the benefit of each Indemnified Party.

(d)  This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(e)  The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(f)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)  For purposes of this Agreement, (i) “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first person and (ii) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(h)  When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns.

(i)  This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Section 4, are not intended to confer upon any person other than the parties any rights or remedies.

(j)  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(k)  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Utah or in Utah state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Utah or any Utah state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Utah or a Utah state court.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Monitoring Agreement to be executed as of the date first written above by their respective officers thereto duly authorized.

FRANKLIN COVEY CO.

By:	/s/ ROBERT A. WHITMAN
Name:	Robert A. Whitman
Title:	President and Chief Executive Officer

HAMPSTEAD INTERESTS, LP

By:	Hampstead Interests GenPar Partners
Its:	General Partner

By:	Hampstead Associates, Inc.
Its:	General Partner and Manager

By:	/s/ DONALD J. MCNAMARA
Name:	Donald J. McNamara
Title:	President